UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2014

Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL INC.
(Exact name of Company as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 450-1982

Company’s telephone number, including area code

______________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 5, 2014, Success Holding Group International Inc., a Nevada corporation (the “Company”), filed a current report on Form 8-K (the “Current Report”) to disclose the acquisition of 55% of equity interest in Launch TV Network Company, a Virginia corporation (“Launch TV”) pursuant to certain definitive acquisition and stock exchange agreement.

This amendment provides the historical financial statements of Launch TV and the pro forma financial information required by Item 9.01 of the Form 8-K. The Current Report is hereby amended to include the required historical financial statements of Launch TV and the required pro forma financial information. No other amendments to the Current Report are being made by this Form 8-K/A. The unaudited pro forma condensed combined consolidated financial statements are not necessarily indicative of the results that actually would have been attained if the merger had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of the Company.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Audited Financial Statements of Launch TV as of and for the period ended November 30, 2014 are attached as Exhibit 99.1.

(b)	Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Combined Balance Sheet of the Company as of November 30, 2014 and the Unaudited Pro Forma Condensed Combined Statement of Operations of Company for the nine months ended November 30, 2014 are attached as Exhibit 99.2.

(d)	Exhibits.

Exhibit No.	Description

99.1	Audited Financial Statements of Launch TV as of and for the period ended November 30, 2014

99.2

The Unaudited Pro Forma Condensed Combined Balance Sheet of the Company as of November 30, 2014 and the Unaudited Pro Forma Condensed Combined Statement of Operations of Company for the nine months ended November 30, 2014

2

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL INC.

Date: June 12, 2015	By:	/s/ Brian Kistler
Brian Kistler
President